Exagen Inc. Reports Strong Fourth Quarter and Full-Year 2024 Results and Business Highlights

Delivered record full-year total revenue and AVISE CTD average selling price
Improved full-year adjusted EBITDA loss, net loss and cash use by over 40%
Commercialized new biomarkers to enhance clinical utility of AVISE CTD

Carlsbad, Calif., – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing, today reported financial results for the fourth quarter and full year ended December 31, 2024, and recent business highlights.

	Three Months Ended December 31,	Year Ended December 31,
	2024	2024
(in thousands, except ASP data)
Revenue	$13,655	$55,641
Gross margin	62.1%	59.5%
Operating expenses	$11,860	$46,748
Loss from operations	$(3,383)	$(13,636)
Net loss	$(3,761)	$(15,115)
Adjusted EBITDA	$(2,535)	$(10,149)
Cash, cash equivalents and restricted cash	$22,236	$22,236
Trailing-twelve-month average selling price (ASP)	$411	$411

2024 Financial Highlights:
•Delivered record total revenue of $55.6 million on the strength of continued ASP expansion

•Expanded AVISE® CTD trailing twelve-month average selling price (ASP) of $411, an increase of $75 per test
•Grew gross margin by 300 basis points to 62.1% in the fourth quarter and 59.5% for the full year over the same periods in 2023
•Improved net loss by $1.8 million in the fourth quarter and by over $8 million for the full year compared to the same periods in 2023

•Improved adjusted EBITDA loss by $1.3 million in the fourth quarter and by nearly $7 million for full-year from the same periods in 2023

•Ended 2024 with a cash and restricted cash balance of $22.2 million

2024 and Recent Business Highlights:

•Achieved key commercial milestone with completion of 1,000,000th patient tested by AVISE CTD

•Featured five abstracts at the 2024 American College of Rheumatology (ACR) annual meeting highlighting Exagen’s innovative research on novel T Cell biomarkers for Lupus and sero-negative autoantibodies for rheumatoid arthritis, in addition to a plenary presentation in collaboration with Johns Hopkins University, highlighting a urinary biomarker panel that holds the potential to guide precision management of Lupus Nephritis patients

•Secured New York State Department of Health approval for and executed commercial launch of new systemic lupus erythematosus (SLE) and rheumatoid arthritis (RA) biomarker assays in January 2025

“The execution of our operational turnaround continued in earnest during 2024, which is reflected in our transformative financial results and is a testament to the strength of our team and strategy,” said John Aballi, President and CEO. “We have continued to grow profitable revenue and expand gross margins while significantly reducing operating expenses and cash burn.”

“Additionally, the successful launch of our new AVISE CTD biomarkers this past January is a significant milestone in our commitment to improving patient care. With these accomplishments, Exagen is better positioned for success, and I am excited about the momentum we carry into 2025 as we drive towards profitability.”

Financial Outlook
The company expects total revenue of at least $14.5 million for the first quarter of 2025, and anticipates to be on-track to deliver positive adjusted EBITDA in the fourth quarter of 2025. The company expects to provide its full-year 2025 financial outlook in connection with the release of its first quarter 2025 financial results.

Conference Call
A conference call to provide a business update and review fourth quarter and full-year 2024 financial results is scheduled for today March 11, 2025 at 8:30 AM Eastern Time (5:30 AM Pacific Time). Interested parties may access the conference call by dialing (201) 389-0918 (U.S.) or (877) 407-0890 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Monday, April 14, 2025 at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay by dialing (201) 612-7415 (U.S.) or (877) 660-6853 (international) using passcode 13751928. A link to the replay will also be available in the investor relations section of Exagen's website.

Use of Non-GAAP Financial Measures (Unaudited)

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release contains the metric adjusted EBITDA, which is not calculated in accordance with GAAP and is a non-GAAP financial measure. Adjusted EBITDA excludes from net loss interest income (expense), income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense and other expenses or income that management believes are not representative of the company’s operations. Such items could have a significant impact on the calculation of GAAP net loss.

Exagen uses adjusted EBITDA internally because the company believes these metrics provide useful supplemental information in assessing its operating performance reported in accordance with GAAP. Exagen believes adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses the company believes are not indicative of our ongoing performance. However, this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

This non-GAAP financial measure is not meant to be considered in isolation or used as a substitute for net loss reported in accordance with GAAP, should be considered in conjunction with our financial information presented in accordance with GAAP, has no standardized meaning prescribed by GAAP, is unaudited, and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that Exagen may exclude for purposes of these non-GAAP financial measures, and the company may in the future cease to exclude items that it has historically excluded for purposes of these non-GAAP financial measures. Likewise, Exagen may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by the company in this press release and the accompanying reconciliation table have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures.

A reconciliation of net loss to non-GAAP adjusted EBITDA is provided in the financial schedules that are part of this press release.

About Exagen

Exagen is a leading provider of autoimmune testing and its purpose as an organization is to provide clarity in autoimmune disease decision making with the goal of improving patients’ clinical outcomes. Exagen is located in San Diego County, California.

For more information, please visit Exagen.com or follow @ExagenInc on X.

Forward Looking Statements

Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies, positioning, and ambitions; evaluations and judgments regarding financial results and the potential implications of those results, potential future financial and business performance, including any improvements to adjusted EBITDA, net loss and potential profitability; the potential utility and effectiveness of Exagen’s services and testing solutions; potential shareholder value and growth and full-year 2025 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; and changes in laws and regulations related to Exagen’s regulatory requirements. Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Exagen’s Annual Report or Form 10-K for the year ended December 31, 2024, to be filed with the SEC on or before March 14, 2025 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:
Ryan Douglas
Exagen Inc.
ir@exagen.com
760.560.1525

Exagen Inc.
Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Revenue	$13,655	$13,765	$55,641	$52,548
Costs of revenue	5,178	5,620	22,529	23,092
Gross margin	8,477	8,145	33,112	29,456
Operating expenses:
Selling, general and administrative expenses	10,204	12,216	41,373	47,428
Research and development expenses	1,656	1,076	5,375	4,865
Total operating expenses	11,860	13,292	46,748	52,293
Loss from operations	(3,383)	(5,147)	(13,636)	(22,837)
Interest expense	(563)	(566)	(2,234)	(2,335)
Interest income	185	146	767	1,516
Loss before income taxes	(3,761)	(5,567)	(15,103)	(23,656)
Income tax expense	—	(6)	(12)	(33)
Net loss	$(3,761)	$(5,573)	$(15,115)	$(23,689)
Net loss per share, basic and diluted	$(0.20)	$(0.31)	$(0.83)	$(1.34)
Weighted-average number of shares used to compute net loss per share, basic and diluted	18,427,887	17,836,090	18,203,044	17,679,467

Exagen Inc.
Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$22,036	$36,493
Accounts receivable, net	7,835	6,551
Prepaid expenses and other current assets	6,584	4,797
Total current assets	36,455	47,841
Property and equipment, net	5,283	5,201
Operating lease right-of-use assets	2,401	3,286
Other assets	550	616
Total assets	$44,689	$56,944
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,137	$3,131
Operating lease liabilities	1,096	976
Borrowings-current portion	423	264
Accrued and other current liabilities	7,850	7,531
Total current liabilities	13,506	11,902
Borrowings-non-current portion, net of discounts and debt issuance costs	19,822	19,231
Non-current operating lease liabilities	1,664	2,760
Other non-current liabilities	157	357
Total liabilities	35,149	34,250
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value; 200,000,000 shares authorized at December 31, 2024 and December 31, 2023; 17,640,328 and 17,045,954 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	18	17
Additional paid-in capital	303,853	301,893
Accumulated deficit	(294,331)	(279,216)
Total stockholders' equity	9,540	22,694
Total liabilities and stockholders' equity	$44,689	$56,944

Exagen Inc.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(in thousands)
Adjusted EBITDA
Net loss	$(3,761)	$(5,573)	$(15,115)	$(23,689)
Other (Income) Expense	(185)	(146)	(767)	(1,516)
Interest Expense	563	566	2,234	2,335
Income tax expense	—	6	12	33
Depreciation and amortization expense	415	508	1,724	2,168
Stock-based compensation expense	433	763	1,763	3,617
Adjusted EBITDA (Non-GAAP)	$(2,535)	$(3,876)	$(10,149)	$(17,052)